UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                SCHEDULE 14A
 Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only
       (as permitted by Rule 14a-6(e)(2))
[ ]    Definitive Proxy Statement
[X]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Section 240.14a-12


                             NASHUA CORPORATION
-------------------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)


-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
         1) Title of each class of securities to which transaction applies:
         2)       Aggregate number of securities to which transaction applies:
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         4)       Proposed maximum aggregate value of transaction:
         5)       Total fee paid:

[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         1)       Amount Previously Paid:
         2)       Form, Schedule or Registration Statement No.:
         3)       Filing Party:
         4)       Date Filed:




[Logo of Nashua Corporation]

                       NASHUA'S SUCCESSFUL TURNAROUND


                                April, 2000





                         FORWARD LOOKING STATEMENT

This shareholder presentation contains forward-looking statements as that term is defined in the private Securities Litigation Reform Act of 1995. When used in this presentation, the words "accelerates," "will be," "to be," "estimated," "expected," "anticipated," "budgeted," "projections," "projected," "projected impact on earnings per share," and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, failure to complete the Rittenhouse acquisition or to achieve its anticipated synergies, the Company's future capital needs and resources, fluctuations in customer demand, intensity of competition from other vendors, timing and acceptance of new product introductions, delays or difficulties in programs designed to increase sales and profitability, general economic and industry conditions, the settlement of various tax issues, and other risks set forth in the Company's filings with the Securities and Exchange Commission.

Estimates and projections contained herein, including forward-looking forecasts of potential future revenues, expenses and synergies were prepared in the ordinary course of Nashua's business and in connection with its acquisition of Rittenhouse and, as such, are not necessarily in accordance with generally accepted accounting principles. They reflect judgments made as of the date of such estimates. Actual results will inevitably vary. Nashua has presented these estimates in this presentation solely to inform stockholders of the Company's analyses in connection with Nashua's April 25, 2000 annual stockholders meeting (the "Annual Meeting"). Investors should consider the cautionary statements contained herein if considering these forward-looking statements prior to the Annual Meeting. Nashua undertakes no obligation whatsoever to update publicly any of these estimates after April 25, 2000 and has no intention of doing so.

                                                                          2





                     THE NASHUA TURNAROUND: 1996 - 2000

Focused Company on core specialty coated products, labels and imaging supplies businesses; EBITDA in these businesses improved by $9.5 million, from $0.5 million (1996) to $10 million (1999)

Divested 4 non-core businesses, generating $129 million in cash
    * Eliminated $68 million in debt
    * Reinvested $23 million in core businesses
    * Repurchased $14 million in common stock

Currently have approximately $30 million in cash ($17 million set aside for adverse patent ruling)

Rittenhouse acquisition will accelerate Nashua's growth
    * Nearly doubles revenues
    * Significantly accretive to EPS

Board carefully considered all options for increasing shareholder returns; will act on Rights Plan vote

                                                                          3




                        KEY ACTIONS TAKEN BY COMPANY

* Developed and implemented strategic plans for each core business unit

* Divested non-strategic businesses/product lines

Year      Divestiture
----      -----------
1996      Tape Products Division
          European mail order photofinishing business
          Cerion Technologies

1997 Marginally profitable commodity products (drums, liquid toners, diskettes)

1998      Remaining mail order photofinishing businesses

1999      Thermal fax manufacturing

2000      Remanufactured laser printer cartridge operations

                                                                          4





              FROM FINANCIAL CRISIS (1995) TO STABILITY (1999)

Improved Nashua's total EBITDA by $28.7 million, from a negative $20.1 million (1995) to $8.6 million (1999)

Increased gross operating margin from 14.3% (1995) to 24% (1999)

Reduced SG&A expenses by more than $5 million since 1995

Reduced debt from $69 million (1995) to $1 million (1999)

                                                                          5





             REFOCUSED AND IMPROVED MANUFACTURING CAPABILITIES

* Shifted capabilities from commodity products to specialized niche markets

* Invested in equipment, facilities and technical processes to meet more stringent market requirements

Initiative (1996-1999)               Capital Expenditure
----------------------               -------------------
Label                                $11 million
Toner/Developer                      $ 9 million
Specialty Coated Products            $ 4 million
                                     -------------------
                                     $23 million

* Decentralized R&D to focus on development of new products

  Between 1995-1999, new products rose from 3% to 21% of total sales

                                                                          6





                                        NASHUA BUSINESS SUMMARY

                  Specialty Coated                                           Toner and Developer
                  Products Division (SCPD)     Label Division                Division
                  ------------------------     --------------                -------------------
Description:      Specialty coated             Pressure-sensitive            Toners and developers
                  products for printing,       labels for a wide             primarily for
                  labeling and ticketing       variety of product            Ricoh-compatible and
                  applications                 identification                Xerox-compatible copiers
                                               applications                  and printers

Products:         Thermal papers, inkjet       Supermarket and               Toners, fusers and
                  papers, dry gum paper,       industrial thermal            developers
                  heat seal products, cut      labels, EDP, information
                  sheet paper                  labels and roll stock

1999 Sales:       $66 million(1)               $79 million                   $31 million
---------------
(1) 1999 sales include inter-company sales

                                                                          7





                          RITTENHOUSE ACQUISITION








                         CHRONOLOGY OF TRANSACTION

May, 1999                         Nashua CEO calls Rittenhouse CEO re: joint
                                  possibilities following initial discussion between paper divisions

June - October 1999               Both companies studied transaction focusing
                                  on complementary nature of businesses and compatibility. Visits to primary manufacturing plants.

October 1999                      Management and Lazard Freres present to
                                  Nashua Board assessment of several
                                  acquisition opportunities.  Board
                                  determines to pursue Rittenhouse.

November 1999 - January 2000      Active negotiations between parties with
                                  significant discussion about Rittenhouse financial performance, potential synergies, assets to be included in sale.

January - March 2000              Due diligence with financial, legal,
                                  accounting and environmental advisors

March 22, 2000                    Acquisition approved by Nashua Board and
                                  Purchase Agreement signed. (Lazard Freres provided fairness opinion to Nashua Board of Directors.)

                                                                          9





              STRATEGIC RATIONALE FOR RITTENHOUSE ACQUISITION

Strategic acquisition which strengthens Nashua's core businesses
    * Complementary products in specialty paper and pressure-sensitive labels
    * Creates #1 integrated player in high-growth specialized direct thermal market

Makes Rittenhouse an integrated manufacturer and fills up Nashua's thermal manufacturing capacity

Leverages core competencies of both companies and expands product offerings to our respective customers
    * Will also optimize our manufacturing equipment utilization and increase productivity

Offers strong opportunities for operational and corporate synergies, generating significant earnings expansion
    * Accretive in 2000 by approximately $0.37 per share on an annualized basis
    * Accretive in 2001 by approximately $0.77 per share

                                                                         10





                      RITTENHOUSE TRANSACTION OVERVIEW

Price:            $57 million in cash for common stock(1)

Contingent
Payout: Payout based on attaining targeted EBITDA for 2000 of $10.3 million excluding Nashua's synergies; $4 million if actual EBITDA is 80% of target EBITDA increasing linearly to a maximum of $6 million if actual EBITDA is 120% of target EBITDA

Management:       Jerry Garbacz continues as Chairman and CEO of Nashua
                  Rittenhouse's President and CEO Andy Albert becomes
                  President and COO of Nashua

Financing:        Fleet Bank-New Hampshire (Nashua's bank)
                  LaSalle Bank (Rittenhouse's bank)
                    - $35 million revolving credit line
                    - $20 million term loan due June, 2005
----------------
(1) Subject to post-closing adjustments

                                                                         11





                         RITTENHOUSE PAPER COMPANY

Private company founded in 1915 with an outstanding reputation
    * Owned by Andy Albert and Simon Blattner since 1983
    * Grew business from $30 million in 1983 to $140 million in 1999

Key Locations:
    * Park Ridge, Illinois (corporate offices)
    * DeKalb, Illinois
    * Jefferson City, Tennessee
    * Los Angeles, California

Employees:  580

                                                                         12





                                  RITTENHOUSE BUSINESS SUMMARY

                   Paper                          Labels                       Imaging
                   -----                          ------                       -------
Description:       Manufactures and markets       Manufactures a wide          Manufactures and markets
                   a wide range of specialty      assortment of thermal        ribbons for use in
                   thermal, carbonless and        pressure-sensitive           imaging devices
                   bond papers                    labels and venue tickets
                                                  for both commercial and
                                                  consumer use

Products:          Papers for point of sale       Transportation labels;       Ribbons for point of
                   equipment (blank and           bar code labels;             sale equipment;
                   custom printed);               supermarket labels;          financial equipment
                   financial equipment            retail shelf tags,           (ATMs, teller machines,
                   (ATMs, teller machines,        entertainment tickets;       encoding machines);
                   proofing machines);            stickers                     office equipment
                   office equipment (fax                                       (computer printers, bar
                   machines, calculators);                                     code and facsimile TTR)
                   hospitality systems
                   (guest check, Verifone);
                   engineering/architectural
                   printers (wide format)

1999 Sales:        $95.2 million                  $35.2 million                $8.7 million

                                                                         13




                          RITTENHOUSE FINANCIALS

($ Millions)
                                                           Budget
                               1998          1999           2000
                               ----          ----          ------
Total Net Sales              $136.6         $139.1         $156.9
Gross Margin                   22.8%          24.6%          25.2%
Normalized EBITDA(1)           $6.7           $7.6          $10.3

-------------------
(1) Normalized EBITDA adjusts for one-time events and restructures Rittenhouse as a single entity and excludes certain partnership transactions

                                                                         14





                    U.S. PRESSURE SENSITIVE LABEL MARKET

1999 -- $3.47 billion

$ Millions
% Total Market

                 [EDGAR REPRESENTATION OF GRAPHIC MATERIAL]

+ Nashua's Current Target Market
* Rittenhouse's Current Target Market

Information from various industry sources

                                                                         15





                         BENEFITS FROM COMBINATION

Customers
---------
o   Expanded product line for customers
o   Enhanced cross-selling opportunities
o Nashua provides the research and development capabilities to provide Rittenhouse customers with new products for niche applications

New Markets for Nashua
----------------------
o   Retail markets
o   Point of sale markets
o   Financial markets (ATMs, etc.)
o   Entertainment markets
o   Engineering and architectural markets

Management
----------
o   Rittenhouse adds industry experience and management depth to Nashua

                                                                         16





                         BENEFITS FROM COMBINATION

Manufacturing
-------------
o   Vertical integration
o   Increased use of thermal coating capacity for ticket and label products
o   Increased use of lamination capacity in Omaha, NE
o Complementary label equipment increases manufacturing flexibility and expands product scope
    o   Nashua has presses with 18"-23" web width
    o   Rittenhouse primarily has presses with 7"-16" web width
    o Rittenhouse is installing a 26" 7-color offset/2-color flexographic press
    o   Nashua - long run capabilities
    o   Rittenhouse - short run capabilities
    o   More efficient use of offcut materials
o   Geographic dispersion of facilities
    o   Increases national coverage for labels
    o   Creates more effective logistics
o   Increased purchasing power

                                                                         17





                     PRODUCT AND SUBSTITUTION SYNERGIES

* Nashua will provide Rittenhouse with various coated and laminated paper products

* Sales by Nashua's SCP and Label Divisions of "drop in" products to Rittenhouse are estimated to be approximately $10 million on an annualized basis for FY 2000

($ Millions)                                  FY2000            FY2001
------------                                  ------            ------
Sales
  SCPD                                          $4.8              $6.1
  Label                                         $5.2              $6.1
                                              ------            ------
Total Sales                                    $10.0             $12.2

Gross Margin Increase From Synergies            $3.4              $4.0

* The probability of achieving these inter-company sales synergies is high since comparable Nashua products are currently purchased by Rittenhouse

* These opportunities represent a direct replacement of product that require little engineering work in order to qualify the product

The product and substitution synergies were prepared by the respective managements of the two companies in connection with their respective evaluations of the transactions.

Gross margin increase from synergies is based on Rittenhouse's purchase of these products at 1999 purchase prices, Nashua's 1999 standard costs and estimated fixed cost absorption.

                                                                         18





                        CORPORATE OVERHEAD SYNERGIES

o Corporate overhead reduction was estimated by eliminating redundant non-manufacturing positions between Nashua and Rittenhouse

o No cost savings have been included from eliminating duplicative auditors, banks, lawyers, consultants and other third-party service providers

o Expected cost savings in 2000 are assumed to be offset by timing, severance and other related transition costs. Corporate overhead reduction is projected to take full effect in FY2001

o Expected annual cost savings of approximately $2.4 million have been projected

                                                                         19





                         PRO FORMA INCOME STATEMENT

        (Excludes Nashua's remanufactured laser cartridge business)

$ in millions

                                       Combined                (Annualized)
        Projections                   12/31/99(1)           2000 Projections(2)               2001
Net Sales                          $300.0     100.9%        $314.5       100.0%        $327.8      100.0%
Cost of Sales                       226.0      75.3%         233.5        74.2%         241.4       73.6%
Gross Profit                         74.0      24.7%          81.0(3)     25.8%          86.4(3)    26.4%
   SG&A                              65.7      21.9%          66.4        21.1%          64.9(4)    19.8%
   Goodwill Amortization              0.0       0.0%           1.5         0.5%           1.7        0.5%
EBIT                                  8.3       2.8%          13.1         4.2%          19.8        6.0%
   Net Interest Expense                                        5.1         1.6%           3.8        1.2%
EBT                                    NM(5)                   8.0         2.5%          16.0        4.9%
   Taxes                                                       3.2         1.0%           6.4        2.0%
Net Income                                                    $4.8         1.5%          $9.6        2.9%
EPS (assuming 5.6mm shares)                                   $0.86                      $1.71
EBITDA                              $16.9                    $23.7                      $31.1

(1)  Combined before synergies and impact of transaction

(2) Excludes the impact of pre-tax gains from the pension annuitization ($16 million - $18 million) and pre-tax loss from the closure of the remanufactured laser cartridge business ($1.5 million - $2.5 million)

(3) Includes operational synergies of $3.4 million in 2000 annualized and $4.0 million in 2001 (see page 18)

(4)  Includes overhead synergies of $2.4 million in fiscal year 2001

(5)  NM = Not Meaningful

                                                                         20





              COMBINED PRO FORMA AND PROJECTED BALANCE SHEETS

$ in millions

                                   12/31/99       Projected       Projected
                                  Pro forma         2000(1)            2001
                                  ---------       ---------       ---------
Current assets                        $97.3          $ 85.7          $ 88.8
Net PP&E                               53.6            57.3            56.9
Goodwill (purchase)                    24.1            22.9            25.8
Total assets                          188.1           177.6           181.8
Total current liabilities              56.3            39.5            40.8
Long term debt (exist)                  1.0               0               0
Long term debt (new)                   43.5            46.5            39.7
Other long term liabilities            20.4            20.3            20.3
Total Liabilities                     121.2           106.4           101.0
Total Equity                           66.8            71.3            80.9

-----------------
(1) Excludes the impact of pre-tax gains from the pension annuitization ($16 million - $18 million) and pre-tax loss from the closure of the remanufactured laser cartridge business ($1.5 million - $2.5 million)

                                                                         21





                   PROJECTED IMPACT ON EARNINGS PER SHARE

(Excludes Nashua's remanufactured laser cartridge business)

                 Nashua Stand Alone      Proforma Annualized      Accretion
                 ------------------      -------------------      ---------
2000 (P) (1)                  $0.49                    $0.86          $0.37
2001 (P)                      $0.94                    $1.71          $0.77

----------------
(1) Excludes the impact of pre-tax gains from the pension annuitization ($16 million - $18 million) and pre-tax loss from the closure of the remanufactured laser cartridge business ($1.5 million - $2.5 million)

                                                                         22





                ACQUISITION PURCHASE PRICE EDITDA MULTIPLES

$ in millions

Rittenhouse EDITDA      Synergies         Total        Purchase Price(3)
------------------      ---------         -----        -----------------
                                                       @$57         @$62
1999 -   $7.6             $3.4(1)         $11.0         5.2x         N/A
2000P - $10.3             $3.4(1)         $13.7         N/A         4.5x
2000P - $10.3             $5.8(2)         $16.1         N/A         3.9x

-------------
(1) Includes only operating synergies for full year

(2) Includes operating and overhead synergies for full year

(3) Excludes closing adjustments

                                                                         23





                 ESTIMATED IMPACT ON PROJECTED 2000 EPS OF
               SHARE BUYBACK ALTERNATIVE WITHOUT ACQUISITION

DUTCH AUCTION ALTERNATIVE -- 1 million shares

Purchase price per share                        $0          $10          $12          $14
------------------------                    ------      -------      -------      -------
Cash expended (thousands)                       $0      $10,000      $12,000      $14,000
Number of Shares(1) (thousands)              5,592        4,592        4,592        4,592
Budgeted net income (before pension
   and unusual charges) (thousands)         $2,740       $2,440       $2,380       $2,320
EPS                                          $0.49        $0.53        $0.52        $0.51

-------------
(1) Excludes restricted and treasury stock

                                                                         24





                          NASHUA: THE WAY FORWARD

Nashua will be the #1 integrated manufacturer in high-growth specialty thermal paper and pressure sensitive label market segments

We will build on our strong platform to capture additional opportunities

We will deliver greater shareholder value through consistent EPS growth

We will be a more valuable and attractive company

                                                                         25





                     SUPPLEMENT TO NASHUA CORPORATION'S
                    PROXY STATEMENT DATED MARCH 20, 2000

ADDITIONAL PARTICIPANT

The following individual has become a participant in the solicitation of proxies on behalf of the Board of Directors of Nashua Corporation ("Nashua" or the "Company"):

Andrew Albert
President and Chief Executive Officer
Rittenhouse Paper Company
250 South Northwest Highway
Park Ridge, IL  60068

On March 22, 2000, Nashua announced that it had agreed to acquire all of the stock of Rittenhouse Paper Company ("Rittenhouse"), a privately-held company which manufactures and markets a wide range of specialty paper, pressure-sensitive labels and imaging supplies. The purchase price is $57 million in cash subject to closing adjustments plus up to $6 million of contingent consideration based on certain EBITDA targets for the year 2000. Mr. Albert presently owns 50% of the outstanding shares of Rittenhouse. If the transaction is completed, Mr. Albert will become President and Chief Operating Officer of Nashua pursuant to an employment agreement with Nashua. The employment agreement provides, in pertinent part, for a five year employment period, base annual salary of $350,000 per year, plus bonus up to 50% of base salary, and a grant of restricted stock of 100,000 shares, vesting over a period of 3 years or earlier upon death, disability or a change of control of the Company. Mr. Albert is also entitled to severance payments of 1.5 years annual compensation upon termination without cause or 3 years annual compensation upon termination following a change of control. Nashua has agreed to elect Mr. Albert to the Company's Board of Directors at the first Board of Directors meeting following the annual meeting of stockholders to be held on April 25, 2000. Also, since January 1, 1999, Nashua has supplied Rittenhouse with raw materials during the period January 1-December 31, 1999, in an amount, as recorded by Nashua, totaling $19,000, and since January 1, 2000, to date in an amount totaling $200,000.

Mr. Albert does not own any shares of Nashua common stock, beneficially or otherwise, and he has not purchased or sold any Nashua common stock since March 20, 1998.

                                                                         26